EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File Number 333-61769) and in the Registration Statement on Form S-8 (SEC File Number 333-198301) of Gencor Industries, Inc. (the “Company”) of our report dated December 9, 2025, with respect to our audit of the consolidated financial statements of the Company as of September 30, 2025 and 2024 and for each of the two years in the period ended September 30, 2025, and our report dated December 9, 2025 with respect to our audit of internal control over financial reporting of the Company as of September 30, 2025, which reports are included in this Annual Report on Form 10-K of the Company for the year ended September 30, 2025.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Berkowitz Pollack Brant Advisors + CPAs

BERKOWITZ POLLACK BRANT ADVISORS + CPAs

PCAOB ID Number: 52

West Palm Beach, Florida

December 9, 2025

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